CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 18, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of Lord Asset Management Trust. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Information", "Independent Accountants" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
December 29, 1999

                      McGladrey & Pullen, L.L.P. Letterhead

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated November 18, 1998, on the financial statements of Thomas White International Fund series of Lord Asset Management Trust (formerly Thomas White World Fund) included as an exhibit therein, in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A, File No. 33-75138 as filed with the Securities and Exchange Commission.

                              /s/ McGladrey & Pullen, L.L.P.
                              McGladrey & Pullen, L.L.P.

New York, New York
December 29, 1999

                             McGladrey & Pullen, LLP
                  Certified Public Accountants and Consultants

                          Independent Auditor's Report

The Board of Trustees
Thomas White International Fund

We have audited the statement of changes in net assets for the year ended October 31, 1998, and the selected financial information for each of the four years in the period then ended of Thomas White International Fund (formerly the Thomas White World Fund), a series of Lord Asset Management Trust. This financial statement and selected financial information are the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement and selected financial information based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and selected financial information are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement and selected financial information referred to above present fairly, in all material respects, the changes in its net assets, and the selected financial information of the Thomas White International Fund for the periods indicated, in conformity with generally accepted accounting principles.


                                           McGladrey & Pullen

New York, New York
November 18, 1998